Exhibit 5.0

LAW OFFICES
Silver, Freedman & Taff, L.L.P.
A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
3299 K Street, N.W., SUITE 100
WASHINGTON, D.C. 20007
PHONE: (202) 295-4500
FAX: (202) 337-5502 or (202) 337-5503
WWW.SFTLAW.COM

October 27, 2010

VIA EDGAR

Capitol Federal Financial, Inc.
700 S. Kansas Avenue
Topeka, Kansas 66603

Ladies and Gentlemen:

We have acted as special counsel to Capitol Federal Financial, Inc., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended, of shares of the Company’s common stock, par value $0.01 per share (the “Shares”), as described in the Company’s Registration Statement on Form S-1 as amended (the “Registration Statement”).  In this regard, we have examined Company’s Articles of Incorporation and Bylaws, the Registration Statement, resolutions of the Board of Directors of the Company, and such other documents and matters of law as we deemed appropriate for the purpose of this opinion.

Based upon the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms of the Amended Plan of Conversion and Reorganization of Capitol Federal Savings Bank MHC, a federally chartered mutual holding company, upon the receipt of the consideration required thereby and upon the declaration of the effectiveness of the Registration Statement, will be legally issued, fully paid and non-assessable.

We assume no obligation to advise you of any event that may hereafter be brought to our attention that may affect any statement made in the foregoing paragraph after the declaration of effectiveness of the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement and to the references to Silver, Freedman & Taff, L.L.P. under the headings “The Coversion and Offering-Material Income Tax Consequences “and” Legal Matters” in the Prospectus contained in the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours, /s/ Silver, Freedman & Taff, L.L.P. SILVER, FREEDMAN & TAFF, L.L.P.